UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2001
                                                         ----------------


                                AUTHORISZOR INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                  000-27869                    75-2661571
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                         Identification No.)

Windsor House-Cornwall Rd., Harrogate, North Yorkshire, U.K. HG1 2PW
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  44 1423 730300
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(Former name or former address, if changed since last report)

         On May 9, 2001, Authoriszor Inc. (the "Company") filed a Current Report on Form 8-K (the "First Report"), as amended by a Current Report on Form 8-K/A filed on September 17, 2001 (the "Second Report," and together with the First Report, the "Prior Reports"), with the Securities and Exchange Commission disclosing agreements relating to the acquisition (the "Acquisition"), directly or through the Company's wholly-owned subsidiary, Authoriszor Holdings Limited ("AHL"), of the remaining shares of WRDC Ltd., a company incorporated in the United Kingdom and Wales ("WRDC"), not owned by AHL or the Company subsequent to the filing of the Prior Reports, certain of the agreements relating to the Acquisition have been amended, and the Company has now acquired the remaining shares of WRDC not owned by the Company or AHL pursuant to such amended agreements.

         Accordingly, the Company is filing this Current Report on Form 8-K/A (the "Amended Report") to amend the Prior Reports by disclosing the closing of the Acquisition pursuant to the terms of the amended agreement.


Item 5.  Other Events

         On May 8, 2001, the Company entered into certain agreements (the "Acquisition Agreements") pursuant to which the Company, directly or through AHL, agreed to (i) initially increase its ownership interest from 25.1% (on a fully diluted basis) to 66.4% (on a fully diluted basis) of the outstanding capital stock of WRDC, (referred to herein as the "First Step Transaction,"); and (ii) ultimately acquire the remaining shares of WRDC capital stock not then already owned by the Company or AHL upon the occurrence of certain events (the "Second Step Transaction"). The consideration payable in connection with the First Step Transaction and the Second Step Transaction was determined pursuant to arms-length negotiations among the parties thereto. The source of the cash consideration with respect to the First Step Transaction was the Company's cash reserves. Each of the dollar amounts contained herein reflect the currency exchange rate in effect immediately prior to the execution of the Acquisition Agreements.

         The First Step Transaction was consummated, in part, at a closing (the "Initial Closing") on May 8, 2001. In connection with the Initial Closing, in exchange for certain shares of capital stock of WRDC held by shareholders (the "Shareholders") of WRDC, Garcia Hanson and Brian Edmondson, the Company (i) issued in the aggregate, 929,914 shares of common stock, par value $.01 per share ("Common Stock"), of the Company to the Shareholders and (ii) paid to the Shareholders approximately $1,356,000 ((pound)941,766) in cash. The Company was also obligated to issue to the Shareholders up to 195,555 additional shares (the "Contingent Shares") of Common Stock, subject to the realization of certain accounts receivables of WRDC. As of the date hereof, the Company has not finalized its determination as to whether the requirements for the issuance of the Contingent Shares have been satisfied. Also, as part of the First Step Transaction the Company subscribed for an additional amount of capital stock directly from WRDC for an aggregate subscription price of $720,000 ((pound)500,000) which funds were to be used by WRDC for working capital purposes. One-half of this amount was paid by the Company at the Initial Closing with the balance (the "Subscription Balance") to be paid to WRDC no later than six (6) months after the Initial Closing. The Subscription Balance has not been paid by the Company to WRDC at this time.

         In addition, at the Initial Closing, holders of options ("WRDC Options") to purchase shares of capital stock of WRDC were granted options to purchase 237,000 shares of Common Stock under the Company's 2000 Omnibus Stock and Incentive Plan (the "Plan") in exchange for such WRDC Options at an exercise price of $1.01. Also, additional options ("Reserve Options") to purchase an aggregate of 265,000 shares of Common Stock may be granted from time to time to employees of WRDC under the Plan as approved by the Board of Directors of WRDC; provided, that the director appointed by the Company to the Board of Directors of WRDC pursuant to the Acquisition Agreements votes in favor of any such grants of Reserve Options.

         The Acquisition Agreements obligated the Company to purchase the remaining shares of WRDC capital stock not then already owned by the Company or AHL upon the occurrence of certain events, but in no event later than January 1, 2002. The consideration to be paid in connection with the Second Step Transaction was to consist of 55% in shares of Common Stock and 45% in cash; provided, however, that in no event was the Company required to issue more than 19.9% of the issued and outstanding shares of Common Stock as of the date (the "Measuring Date") immediately prior to the Initial Closing. If the exchange ratio set forth in the Acquisition Agreements would otherwise require the Company to issue more shares (the "Excess Shares") than 19.9% of the issued and outstanding shares of Common Stock as of the Measuring Date due to changes in the market price of the Common Stock and/or currency fluctuations during the interim between the Initial Closing and the Second Closing (as defined herein) or otherwise, the Company was required pay to the Shareholders an amount in cash (the "Cash Equivalent") equivalent to the aggregate market value of the Excess Shares.

         The Company and the Shareholders have decided to close the Second Step Transaction at this time and to amend the Acquisition Agreements to provide that Shareholders shall receive a new class of preferred stock in lieu of the Cash Equivalent.

         Accordingly, the Second Step Transaction was consummated at a closing (the "Second Closing") on December 4, 2001. At the Second Closing, the Company paid each Shareholder $618,328.15 ((pound)438,546.15) in cash and agreed to issue to each Shareholder 1,062,680 shares of Common Stock and 194,897 shares of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share ("Series A Preferred"). The powers, preferences and rights of the Series A Preferred are set forth in the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Company ("Certificate of Designations"), which is Exhibit 4.1 to this Amended Report.

         The Certificate of Designations requires the Company to pay cumulative dividends to the holders of the Series A Preferred a rate of ten percent (10%) per annum of the original purchase price of $2.00 per share ("Original Purchase Price") of the Series A Preferred annually on December 31 of each year commencing December 31, 2002. In addition, upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred shall be entitled to receive, in preference to the holders of Common Stock, a per share amount equal to the Original Purchase Price plus any accrued but unpaid dividends.

         Further, the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred may elect to require the Company to redeem their shares of Series A Preferred upon (i) the occurrence of certain Redemption Dates (as defined in the Certificate of Designations), (ii) the closing of a secondary fundraising by the Company in which the Company raises at least $5 million, or (iii) the consolidation, merger or reorganization of the Company with or into any other corporation, where the holders of Common Stock determined on a fully diluted basis immediately before such merger, consolidation or reorganization hold less than fifty percent (50%) of the Common Stock of the Company or the capital stock of the surviving entity as so determined immediately after such transaction. Upon such redemption, the holders of the Series A Preferred shall be entitled to receive an amount in cash equal to the Original Purchase Price plus any accrued but unpaid dividends then owed.

         For so long as any of the shares of Series A Preferred issued by the Company remain outstanding, the holders of a majority of the then outstanding Series A Preferred shall be entitled to nominate and elect one (1) director to the Board of Directors (the "Board") of the Company. Except for the right to elect one (1) director to the Board, the holders of the Series A Preferred shall not have the right to vote their stock as shareholders of the Company unless the Company violates any material powers, preferences or rights of the Series A Preferred. As of the date hereof, the holders of the Series A Preferred have not nominated a director to the Board of Directors.

         The Series A Preferred is not convertible into shares of Common Stock or shares of any other capital stock of the Company. The powers, preferences and rights of the Series A Preferred are qualified in their entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1 hereof.

         In connection with the Initial Closing, the Board of Directors of the Company appointed Garcia Hanson, one of the Shareholders, as Chief Operating Officer of the Company and the Board of Directors of AHL has appointed Mr. Hanson as the Operations Director of Authoriszor Limited, a wholly owned subsidiary of AHL. Mr. Hanson will also continue in his capacity as Managing Director of WRDC.

         The foregoing summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the exhibits to this Form 8-K/A.

Item 7.  Financial Statements and Exhibits

          (a)  Financial Statements of Businesses Acquired.

                  Not Applicable

          (b)  Pro Forma Financial Information.


                  Not Applicable

          (c) Exhibits. The following Exhibits are filed as a part of this Amended Report:


         2.1* Stock Purchase Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited and the Shareholders named therein. Schedule 7 of this Agreement was omitted in accordance with Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.
         2.2* Subscription Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited and the Shareholders named therein.

         2.3*     Articles of  Association  of WRDC Limited,  dated as of May 8,
                  2001.

         2.4* Deed of Mortgage, dated as of May 8, 2001, by and between Authoriszor Inc., Garcia Hanson and Brian Edmondson.

         2.5** Deed of Agreement, dated as of December 4, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited, Garcia Hanson and Brian Edmondson.

         2.6** Side Letter to the Deed of Agreement, dated as of December 4, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, Garcia Hanson and Brian Edmondson.

         4.1** Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Cumulative Redeemable Preferred Stock of Authoriszor Inc.

         10.1* Service Agreement, dated as of May 8, 2001, by and among Authoriszor Inc. and Garcia Hanson.

         10.2+* Form of Stock Option Agreement, dated as of May 8, 2001, by and between the Authoriszor Inc. and each of the former holders of WRDC Options.

         99.1*    Press Release of Authoriszor Inc., dated as of May 9, 2001.

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+  Compensation  plan,  benefit plan or  employment  contract or  arrangement
* Previously filed as an exhibit to the Company's Form 8-K, dated May 9, 2001. ** Filed herewith.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AUTHORISZOR INC.


Date: January 30, 2002              By: /s/ Andrew Cussons
                                       -----------------------------------------
                                       Andrew Cussons
                                       Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


         2.1* Stock Purchase Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited and the Shareholders named therein. Schedule 7 of this Agreement was omitted in accordance with Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.
         2.2* Subscription Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited and the Shareholders named therein.

         2.3*     Articles of  Association  of WRDC Limited,  dated as of May 8,
                  2001.

         2.4* Deed of Mortgage, dated as of May 8, 2001, by and between Authoriszor Inc., Garcia Hanson and Brian Edmondson.

         2.5** Deed of Agreement, dated as of December 4, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited, Garcia Hanson and Brian Edmondson.

         2.6** Side Letter to the Deed of Agreement, dated as of December 4, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, Garcia Hanson and Brian Edmondson.

         4.1** Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Cumulative Redeemable Preferred Stock of Authoriszor Inc.

         10.1* Service Agreement, dated as of May 8, 2001, by and among Authoriszor Inc. and Garcia Hanson.

         10.2+* Form of Stock Option Agreement, dated as of May 8, 2001, by and between the Authoriszor Inc. and each of the former holders of WRDC Options.

         99.1*    Press Release of Authoriszor Inc., dated as of May 9, 2001.

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+  Compensation  plan,  benefit plan or  employment  contract or  arrangement
* Previously filed as an exhibit to the Company's Form 8-K, dated May 9, 2001. ** Filed herewith.